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                                                                    Exhibit 32.2

                            BHA GROUP HOLDINGS, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of BHA Group Holdings, Inc. (the "Company") on Form 10-Q for the quarter ending December 31, 2003 (the "Report"), I, James C. Shay, Senior Vice President, Finance and Administration of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

       (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


DATED:  January 21, 2004                /s/ James C. Shay
                                        -----------------
                                        James C. Shay,
                                        Senior Vice President, Finance
                                        and Administration




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.